Exhibit 99.1

Murphy USA Inc. Reports First Quarter 2018 Results

El Dorado, Arkansas, May 1, 2018 (GLOBE NEWSWIRE) – Murphy USA Inc. (NYSE: MUSA), a leading marketer of retail motor fuel products and convenience merchandise, today announced financial results for the three months ended March 31, 2018.
Key Highlights:

•
Net income was $39.3 million, or $1.16 per diluted share in Q1 2018 compared to a net loss of $3.0 million, or $(0.08) per diluted share, in Q1 2017. Included in net income for Q1 2018 was approximately $35.3 million (after tax) from settlement of damages incurred in connection with the 2010 Deepwater Horizon oil spill

•	Total fuel contribution (retail fuel margin plus product supply and wholesale ("PS&W") results including RINs) for Q1 2018 was 11.4 cpg compared to 10.1 cpg in Q1 2017

•	Total retail gallons declined 1.0% to 1.0 billion gallons for the network during Q1 2018 while volumes on a same store sales ("SSS") basis declined 4.0% versus prior year quarter

•	Merchandise contribution dollars grew 3.0% during the quarter to $91.5 million on average unit margins of 16.1% versus 15.7% unit margins in the prior year quarter

•	Two new stores opened in the first quarter and construction is ongoing as of today at 22 locations, including 12 raze-and-rebuild sites

•	Common shares repurchased during the first quarter were approximately 929 thousand for $71.7 million at an average price of $77.18 per share

"Our fuel business showed resilience in the quarter as March fuel volumes were 99.3% on a same store basis, despite a difficult start to the quarter," said President and CEO Andrew Clyde. "Our PS&W activities generated 3.0 cpg for the quarter which led to higher total fuel contribution, offsetting weaker retail margins due to rising prices. We reduced our fuel break-even requirement by a half-cent per gallon as we continued our commitment towards operating excellence." Clyde concluded, "We continued to allocate capital in a disciplined manner repurchasing close to one million shares."

Consolidated Results

	Three Months Ended March 31,
Key Operating Metrics	2018	2017
Net income (loss) ($ Millions)	$39.3	$(3.0)
Earnings per share (diluted)	$1.16	$(0.08)
Adjusted EBITDA ($ Millions)	$45.0	$30.3
Net income, earnings per share and Adjusted EBITDA in Q1 2018 were all above prior year levels due to higher total margin contribution from both fuel and merchandise, as well as lower G&A expense. In addition, first quarter 2018 included $47.0 million ($35.3 million after tax) from settlement of damages due to the Deepwater Horizon oil spill in 2010.

Fuel

	Three Months Ended March 31,
Key Operating Metrics	2018	2017
Total fuel contribution ($ Millions)	$114.6	$102.7
Total fuel contribution (including retail, PS&W and RINs) (cpg)	11.4	10.1
Total retail fuel contribution ($ Millions)	$83.8	$102.1
Retail fuel volume - chain (Million gal)	1,002.9	1,013.4
Retail fuel volume - per site (K gal SSS)	232.7	242.5
Retail fuel margin (cpg excl credit card fees)	8.4	10.1
PS&W including RINs contribution (cpg)	3.0	0.0
Total fuel contribution dollars increased 11.6% in Q1 2018 due primarily to higher year-over-year contribution from PS&W including RINs, partially offset by lower retail margins and volumes.
Total retail fuel contribution decreased 17.9% during the quarter in part due to a 1.0% decrease in total network retail gallons sold, largely attributable to winter storm-related impacts. PS&W contribution including RINs demonstrated strong improvement year-over-year, achieving 3.0 cpg of retail-equivalent margin.
Merchandise

	Three Months Ended March 31,
Key Operating Metrics	2018	2017
Total merchandise contribution ($ Millions)	$91.5	$88.8
Total merchandise sales ($ Millions)	$567.7	$565.8
Total merchandise sales ($K SSS)	$132.5	$135.6
Merchandise unit margin (%)	16.1%	15.7%
Tobacco contribution ($K SSS)	$12.9	$12.6
Non-tobacco contribution ($K SSS)	$8.5	$8.6
Total merchandise contribution ($K SSS)	$21.4	$21.2
Total merchandise contribution increased 3.0% to $91.5 million in the first quarter 2018, while average unit margins increased to 16.1% from 15.7%. On a SSS basis, total merchandise contribution improved 0.5%, largely due to enhanced tobacco programs and initiatives in the current year quarter.
Other areas

	Three Months Ended March 31,
Key Operating Metrics	2018	2017
Total station and other operating expense ($ Millions)	$127.4	$124.8
Station OPEX excl credit card fees ($K APSM)	$20.1	$20.4
Total SG&A cost ($ Millions)	$34.5	$38.2

Total station and other operating expenses increased 2.1% for the current year quarter, reflecting new store additions and slightly higher payment fees due to higher retail fuel prices. However, on a per store basis, operating expenses excluding payment fees declined 1.4%.
Total SG&A costs were lower by $3.7 million in the first quarter of the current year primarily due to $2.1 million in restructuring costs recognized in the prior-year quarter, in addition to timing-related lower costs for IT enhancements and other corporate projects.
Station Openings
Murphy USA opened two retail locations in Q1 2018, (there were no raze and rebuilds), bringing the quarter end store count to 1,448, consisting of 1,158 Murphy USA sites and 290 Murphy Express sites. A total of 22 stores are currently under construction, which includes 12 kiosks undergoing a raze and rebuild which will return to operation as 1,200 sq. ft. stores.
Financial Resources

	As of March 31,
Key Financial Metrics	2018	2017
Cash and cash equivalents ($ Millions)	$144.1	$36.3
Long-term debt ($ Millions)	$856.4	$620.2
Cash balances as of March 31, 2018 totaled $144.1 million (excluding restricted cash). Long-term debt consisted of approximately $494 million in carrying value of 6% senior notes due in 2023, $295 million in carrying value of 5.625% senior notes due in 2027 and $87 million of term debt less $19 million of current maturities, which is reflected in current liabilities. The ABL facility remains undrawn with a borrowing capacity of $225 million as of March 31, 2018.

	Three Months Ended March 31,
Key Financial Metric	2018	2017
Average shares outstanding (diluted) (in thousands)	34,062	36,880
Common shares repurchased during the current quarter were approximately 929 thousand for $71.7 million. At March 31, 2018, the Company had common shares outstanding of 33,231,981. The effective tax rate for Q1 2018 was 16.8%, which was lower than our expected 25% rate due to resolution of a discrete state tax matter in the period.

* * * * *
Earnings Call Information
The Company will host a conference call on May 2, 2018 at 11:00 a.m. Central time to discuss first quarter 2018 results. The conference call number is 1 (844) 613-1037 and the conference number is 6029778. The earnings and investor related materials, including reconciliations of any non-GAAP financial measures to GAAP financial measures and any other applicable disclosures, will be available on that same day on the investor section of the Murphy USA website (http://ir.corporate.murphyusa.com). Approximately one hour after the conclusion of the conference, the webcast will be available for replay. Shortly thereafter, a transcript will be available.

Source: Murphy USA Inc. (NYSE: MUSA)

Forward-Looking Statements
Certain statements in this news release contain or may suggest “forward-looking” information (as defined in the Private Securities Litigation Reform Act of 1995) that involve risk and uncertainties, including, but not limited to anticipated store openings, fuel margins, merchandise margins, sales of RINs and trends in our operations. Such statements are based upon the current beliefs and expectations of the company’s management and are subject to significant risks and uncertainties. Actual future results may differ materially from historical results or current expectations depending upon factors including, but not limited to: our ability to continue to maintain a good business relationship with Walmart; successful execution of our growth strategy, including our ability to realize the anticipated benefits from such growth initiatives, and the timely completion of construction associated with our newly planned stores which may be impacted by the financial health of third parties; our ability to effectively manage our inventory, disruptions in our supply chain and our ability to control costs; the impact of severe weather events, such as hurricanes, floods and earthquakes; the impact of any systems failures, cybersecurity and/or security breaches, including any security breach that results in theft, transfer or unauthorized disclosure of customer, employee or company information or our compliance with information security and privacy laws and regulations in the event of such an incident; successful execution of our information technology strategy; future tobacco or e-cigarette legislation and any other efforts that make purchasing tobacco products more costly or difficult could hurt our revenues and impact gross margins; efficient and proper allocation of our capital resources; compliance with debt covenants; availability and cost of credit; and changes in interest rates. Our SEC report, including our Annual Report on our Form 10-K for the year ended December 31, 2017 contains other information on these and other factors that could affect our financial results and cause actual results to differ materially from any forward-looking information we may provide. The company undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events, new information or future circumstances.

Investor Contact: Christian Pikul (870) 875-7683 Sr. Director, Investor Relations christian.pikul@murphyusa.com Cell 870-677-0278

Murphy USA Inc.
Consolidated Statements of Income
(Unaudited)

	Three Months Ended March 31,
(Millions of dollars, except per share amounts)	2018	2017
Operating Revenues
Petroleum product sales (a)	$2,637.6	$2,402.2
Merchandise sales	567.7	565.8
Other operating revenues	38.9	31.6
Total operating revenues	3,244.2	2,999.6

Operating Expenses
Petroleum product cost of goods sold (a)	2,561.1	2,329.3
Merchandise cost of goods sold	476.2	477.0
Station and other operating expenses	127.4	124.8
Depreciation and amortization	31.8	27.0
Selling, general and administrative	34.5	38.2
Accretion of asset retirement obligations	0.5	0.4
Total operating expenses	3,231.5	2,996.7

Net settlement proceeds	47.0	—
Gain (loss) on sale of assets	0.3	(3.5)
Income (loss) from operations	60.0	(0.6)

Other income (expense)
Interest income	0.3	—
Interest expense	(13.0)	(9.4)
Other nonoperating income (expense)	—	0.2
Total other income (expense)	(12.7)	(9.2)
Income before income taxes	47.3	(9.8)
Income tax expense (benefit)	8.0	(6.8)
Net Income (Loss)	$39.3	$(3.0)

Basic and Diluted Earnings Per Common Share
Basic	$1.17	$(0.08)
Diluted	$1.16	$(0.08)
Weighted-average shares outstanding (in thousands):
Basic	33,698	36,880
Diluted	34,062	36,880
Supplemental information:
(a) Includes excise taxes of:	$434.4	$480.1

Murphy USA Inc.
Segment Operating Results
(Unaudited)

(Millions of dollars, except volume per store month, margins and store counts)	Three Months Ended March 31,
Marketing Segment	2018	2017

Operating Revenues
Petroleum product sales	$2,637.6	$2,402.2
Merchandise sales	567.7	565.8
Other operating revenues	38.5	31.4
Total operating revenues	3,243.8	2,999.4

Operating expenses
Petroleum products cost of goods sold	2,561.1	2,329.3
Merchandise cost of goods sold	476.2	477.0
Station and other operating expenses	127.4	124.8
Depreciation and amortization	30.2	25.4
Selling, general and administrative	34.5	38.2
Accretion of asset retirement obligations	0.5	0.4
Total operating expenses	3,229.9	2,995.1

Gain (loss) on sale of assets	0.3	(3.5)
Income from operations	14.2	0.8

Other income
Interest expense	—	—
Other nonoperating income	0.1	0.2
Total other income	0.1	0.2

Income from continuing operations
before income taxes	14.3	1.0
Income tax expense	3.6	0.4
Income from continuing operations	$10.7	$0.6

Total tobacco sales revenue per store month	$94.1	$100.1
Total non-tobacco sales revenue per store month	37.1	35.6
Total merchandise sales revenue per store month	$131.2	$135.7

Store count at end of period	1,448	1,406
Total store months during the period	4,324	4,169

Same store sales information (compared to APSM metrics)

	Variance from prior year quarter
	Three months ended
	March 31, 2018
	SSS	APSM
Fuel gallons per month	(4.0)%	(4.6)%

Merchandise sales	(2.3)%	(3.3)%
Tobacco sales	(4.4)%	(5.9)%
Non tobacco sales	3.7%	4.2%

Merchandise margin	0.5%	(0.7)%
Tobacco margin	1.5%	(0.9)%
Non tobacco margin	(1.2)%	(0.4)%

Notes

Average Per Store Month (APSM) metric includes all stores open through the date of the calculation.

Same store sales (SSS) metric includes aggregated individual store results for all stores open throughout both periods presented. For all periods presented, the store must have been open for the entire calendar year to be included in the comparison. Remodeled stores that remained open or were closed for just a very brief time (less than a month) during the period being compared remain in the same store sales calculation. If a store is replaced either at the same location (raze and rebuild) or relocated to a new location, it will be excluded from the calculation during the period it is out of service. New constructed sites do not enter the calculation until they are open for each full calendar year for the periods being compared (open by January 1, 2017 for the sites being compared in the 2018 versus 2017 compared).

The Company adopted ASC Topic 606 as of January 1, 2018, using the modified retrospective method. The impact of the excise taxes collected and remitted to government authorities included in petroleum product sales that would have been recognized under previous revenue recognition guidance would have increased first quarter 2018 petroleum revenues and cost of goods sold by $40.8 million, respectively.

Murphy USA Inc.
Consolidated Balance Sheets

(Millions of dollars, except share amounts)	March 31, 2018	December 31, 2017
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$144.1	$170.0
Accounts receivable—trade, less allowance for doubtful accounts of $1.1 in 2018 and in 2017	198.0	225.2
Inventories, at lower of cost or market	148.5	182.5
Prepaid expenses and other current assets	27.6	36.5
Total current assets	518.2	614.2
Property, plant and equipment, at cost less accumulated depreciation and amortization of $905.7 in 2018 and $874.7 in 2017	1,691.1	1,679.5
Restricted cash	1.1	—
Other assets	42.1	37.3
Total assets	$2,252.5	$2,331.0
Liabilities and Stockholders' Equity
Current liabilities
Current maturities of long-term debt	$19.9	$19.9
Trade accounts payable and accrued liabilities	475.0	513.4
Income taxes payable	1.2	—
Total current liabilities	496.1	533.3

Long-term debt, including capitalized lease obligations	856.4	860.9
Deferred income taxes	155.3	154.2
Asset retirement obligations	28.5	28.2
Deferred credits and other liabilities	10.9	16.0
Total liabilities	1,547.2	1,592.6
Stockholders' Equity
Preferred Stock, par $0.01 (authorized 20,000,000 shares,
none outstanding)	—	—
Common Stock, par $0.01 (authorized 200,000,000 shares,
46,767,164 shares issued at 2018 and 2017, respectively)	0.5	0.5
Treasury stock (13,535,183 and 12,675,630 shares held at
2018 and 2017, respectively)	(873.8)	(806.5)
Additional paid in capital (APIC)	544.8	549.9
Retained earnings	1,033.8	994.5
Total stockholders' equity	705.3	738.4
Total liabilities and stockholders' equity	$2,252.5	$2,331.0

Murphy USA Inc.
Consolidated Statement of Cash Flows
(Unaudited)

	Three Months Ended March 31,
(Millions of dollars)	2018	2017
Operating Activities
Net income (loss)	$39.3	$(3.0)
Adjustments to reconcile net income (loss) to net cash provided by operating activities
Depreciation and amortization	31.8	27.0
Deferred and noncurrent income tax charges (credits)	1.1	5.6
Accretion of asset retirement obligations	0.5	0.4
Pretax (gains) losses from sale of assets	(0.3)	3.5
Net (increase) decrease in noncash operating working capital	36.0	(80.4)
Other operating activities - net	(1.0)	1.0
Net cash provided by (required by) operating activities	107.4	(45.9)
Investing Activities
Property additions	(48.7)	(65.9)
Proceeds from sale of assets	1.1	0.5
Other investing activities - net	(4.7)	—
Net cash provided by (required by) investing activities	(52.3)	(65.4)
Financing Activities
Purchase of treasury stock	(71.7)	(17.4)
Borrowings of debt	—	42.5
Repayments of debt	(5.3)	(26.2)
Amounts related to share-based compensation	(2.9)	(5.1)
Net cash provided by (required by) financing activities	(79.9)	(6.2)
Net increase (decrease) in cash and cash equivalents	(24.8)	(117.5)
Cash and cash equivalents at beginning of period	170.0	153.8
Cash and cash equivalents at end of period	$145.2	$36.3

Reconciliation of Cash, Cash Equivalents and Restricted Cash
Cash and cash equivalents at beginning of period	$170.0	$153.8
Restricted cash at beginning of period	—	—
Cash, cash equivalents, and restricted cash at beginning of period	$170.0	$153.8

Cash and cash equivalents at end of period	$144.1	$36.3
Restricted cash at end of period	1.1	—
Cash, cash equivalents, and restricted cash at end of period	$145.2	$36.3

Supplemental Disclosure Regarding Non-GAAP Financial Information
The following table sets forth the Company’s EBITDA and Adjusted EBITDA for the three months ended March 31, 2018 and 2017. EBITDA means net income (loss) plus net interest expense, plus income tax expense, depreciation and amortization, and Adjusted EBITDA adds back (i) other non-cash items (e.g., impairment of properties and accretion of asset retirement obligations) and (ii) other items that management does not consider to be meaningful in assessing our operating performance (e.g., (income) from discontinued operations, net settlement proceeds, gain (loss) on sale of assets and other non-operating expense (income)). EBITDA and Adjusted EBITDA are not measures that are prepared in accordance with U.S. generally accepted accounting principles (GAAP).
We use Adjusted EBITDA in our operational and financial decision-making, believing that the measure is useful to eliminate certain items in order to focus on what we deem to be a more reliable indicator of ongoing operating performance and our ability to generate cash flow from operations. Adjusted EBITDA is also used by many of our investors, research analysts, investment bankers, and lenders to assess our operating performance. We believe that the presentation of Adjusted EBITDA provides useful information to investors because it allows understanding of a key measure that we evaluate internally when making operating and strategic decisions, preparing our annual plan, and evaluating our overall performance. However, non-GAAP measures are not a substitute for GAAP disclosures, and EBITDA and Adjusted EBITDA may be prepared differently by us than by other companies using similarly titled non-GAAP measures.
The reconciliation of net income to EBITDA and Adjusted EBITDA is as follows:

	Three Months Ended March 31,
(Millions of dollars)	2018	2017

Net income (loss)	$39.3	$(3.0)

Income taxes (benefit)	8.0	(6.8)
Interest expense, net of interest income	12.7	9.4
Depreciation and amortization	31.8	27.0
EBITDA	$91.8	$26.6

Net settlement proceeds	(47.0)	—
Accretion of asset retirement obligations	0.5	0.4
(Gain) loss on sale of assets	(0.3)	3.5
Other nonoperating (income) expense	—	(0.2)
Adjusted EBITDA	$45.0	$30.3